UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2012

EQUITY ONE, INC.

(Exact name of registrant as specified in its charter)

Maryland

(State or other jurisdiction of incorporation)

001-13499	52-1794271
(Commission File Number)	(IRS Employer Identification No.)

1600 NE Miami Gardens Drive North Miami Beach, Florida	33179
(Address of principal executive offices)	(Zip Code)

(305) 947-1664

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 22, 2012, Equity One, Inc., a Maryland corporation (“Equity One” or the “Company”), entered into a purchase agreement (the “Purchase Agreement”) with Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., Citigroup Global Markets Inc. and Goldman, Sachs & Co., for themselves and as representatives of several other underwriters named therein, and each of the Company’s subsidiaries set forth on the signature page thereto (the “Guarantors”), with respect to the issue and sale by Equity One of $300 million of 3.75% senior unsecured notes due 2022 (the “Notes”) in an underwritten public offering (the “Public Offering”).

On October 25, 2012, the Company, the Guarantors and U.S. Bank National Association (“U.S. Bank”), as trustee, entered into a supplemental indenture (“Supplemental Indenture No. 13”) to the indenture dated as of September 9, 1998 among the Company, as successor to IRT Property Company, and U.S. Bank, as successor to SunTrust Bank, as trustee (the “Indenture”), pursuant to which the Company issued the Notes in the Public Offering. The Notes are unconditionally guaranteed (the “Guarantees”) by the Guarantors. The Notes and the Guarantees are registered under the Securities Act of 1933, as amended, pursuant to Equity One’s shelf registration statement on Form S-3 (Registration No. 333-166800).

The Notes are the general senior unsecured obligations of the Company and rank equal in right of payment with all of the Company’s existing and future unsubordinated indebtedness. The Notes bear interest at a rate of 3.75% per annum, which will accrue from October 25, 2012, and will be payable semiannually in arrears on May 15 and November 15 of each year, beginning on May 15, 2013, to holders of record of such Notes registered in the security register on the preceding May 1 or November 1, whether or not a business day. The Notes will mature on November 15, 2022 unless earlier redeemed by the Company. The Company may, at its option, redeem the Notes in whole at any time or in part from time to time on not less than 30 and not more than 60 days’ prior written notice mailed to the holders of the Notes to be redeemed. The Notes will be redeemable at a price equal to the principal amount of the Notes being redeemed, plus accrued and unpaid interest to the date of redemption and, if redeemed prior to August 15, 2022, a “make-whole” premium calculated under Supplemental Indenture No. 13.

The foregoing descriptions of the Purchase Agreement, the Notes, the Guarantees and Supplemental Indenture No. 13 do not purport to be complete and are qualified in their entirety by reference to the full text of (i) the Purchase Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference thereto, with respect to the Purchase Agreement, and (ii) Supplemental Indenture No. 13 (including the form of the Notes and the Guarantees), a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference thereto, with respect to the Notes, the Guarantees and Supplemental Indenture No. 13.

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

Also on October 25, 2012, the Company, pursuant to the Indenture, issued a notice of redemption to redeem all of its outstanding 6.25% Senior Notes due 2014, CUSIP # 294752 AG5 (the “2014 Notes”), with a redemption date of November 24, 2012 (the “Redemption Date”). The redemption price will equal 113.896% of the principal amount of the 2014 Notes, which includes accrued and unpaid interest up to, but excluding, the Redemption Date, and a “Make-Whole Amount” determined in accordance with the provisions of the Indenture. The aggregate principal amount of the outstanding 2014 Notes is $250 million.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

1.1	Purchase Agreement, dated October 22, 2012, among Equity One, Inc., the guarantors named therein and Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., Citigroup Global Markets Inc. and Goldman, Sachs & Co., for themselves and as representatives of several other underwriters named therein.

4.1	Supplemental Indenture No. 13, dated as of October 25, 2012, among Equity One, Inc., the guarantors named therein and U.S. Bank National Association, as trustee, including the forms of Notes and Guarantees.

5.1	Opinion of Venable LLP.

5.2	Opinion of Greenberg Traurig, P.A. and LLP.

23.1	Consent of Venable LLP (included in Exhibit 5.1 hereto).

23.2	Consent of Greenberg Traurig, P.A. and LLP (included in Exhibit 5.2 hereto).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITY ONE, INC.

Date: October 25, 2012	By:	/s/ Aaron Kitlowski
Aaron Kitlowski
Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit

1.1	Purchase Agreement, dated October 22, 2012, among Equity One, Inc., the guarantors named therein and Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., Citigroup Global Markets Inc. and Goldman, Sachs & Co., for themselves and as representatives of several other underwriters named therein.

4.1	Supplemental Indenture No. 13, dated as of October 25, 2012, among Equity One, Inc., the guarantors named therein and U.S. Bank National Association, as trustee, including the forms of Notes and Guarantees.

5.1	Opinion of Venable LLP.

5.2	Opinion of Greenberg Traurig, P.A. and LLP.

23.1	Consent of Venable LLP (included in Exhibit 5.1 hereto).

23.2	Consent of Greenberg Traurig, P.A. and LLP (included in Exhibit 5.2 hereto).